CAUSE NO. 94-08-4008-C

INTERNATIONAL ENERGY         IN THE 197th DISTRICT COURT
DEVELOPMENT CORP.,

    Plaintiff,


v.                      IN AND FOR

INTERNATIONAL BANK OF
COMMERCE-BROWNSVILLE,

    Defendant           CAMERON COUNTY, TEXAS


              CORRECTED FINAL JUDGMENT

    On the 9th day of February, 1996 came Plaintiff
 INTERNATIONAL ENERGY DEVELOPMENT CORP. n/k/a PENN OCTANE
 CORPORATION'S Motion for Confirmation of Arbitration
 Award, Plaintiff's Motion to Vacate Arbitration Award should be DENIED and that Plaintiff is entitled to judgment confirming the award. The Court finds as follows:

1.  INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE is liable to
INTERNATIONAL ENERGY DEVELOPMENT CORPORATION for (a) the sum of $3,246,754.00, and (b) attorneys' fees of $568,000.00 on INTERNATIONAL ENERGY DEVELOPMENT ENERGY
 DEVELOPMENT CORPORATION'S claims for Breach of Contract.


              EXHIBIT NO. "A"

    2. INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE is entitled to an offset of (a) the sum of $804,016.28, and (b) attorneys' fees of $200,000.00 on INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE'S counterclaim against INTERNATIONAL ENERGY DEVELOPMENT CORPORATION's for Breach of Contract at Section 61(9) of INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE's "Responsive Pleading in Arbitration" filed on or about November 3, 1994, and Section 73(10) of its First Amended Pleading in Arbitration filed on or about May 15, 1995.

It is therefore ORDERED by the Court that the Defendant's
 Motion to Vacate Arbitration Award is

DENIED and that Plaintiff INTERNATIONAL ENERGY DEVELOPMENT
 CORP. n/k/a PENN

OCTANE CORPORATION have judgment as follows:

    1. INTERNATIONAL ENERGY DEVELOPMENT CORPORATION shall have a judgment against INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE in the sum of $2,810,737.72, plus post-award interest at a rate of 9.75% compounded annually to begin running 10 days after the date this award was signed by the requisite number of arbitrators September 21, 1995 t the entry of this Judgment and thereafter at the statutory rate.

    2. Upon the entry of this Judgment INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE shall release all collateral transferred to it by INTERNATIONAL ENERGY DEVELOPMENT CORPORATION,
 JEROME B. RICHTER and MARK D. CASADAY (including but not limited to the stock pledges of RICHTER and CASADAY and the CASADAY employment contract) as further described in various exhibits made a part of the record in the Arbitration.

    3.   Administrative fees for the American Arbitration
 Association (the AAA) shall be borne 50% by Claimant and Counter-Respondents, and 50% by Respondent and Counter-Claimant.

    4. The expenses of witnesses for each party shall by borne by the party producing such witnesses.

    5. The arbitrator's compentation shall be borne 50% by the Claimant and Counter-Respondents and 50% by the Respondent and Counter-Claimant.


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

    The Court further orders that Plaintiff's Motion to Modify is GRANTED and that Plaintiff further shall have and recover from Defendant INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE attorneys' fees in the sum of $100,000.00 for services rendered in pursuing the entry of Judgment in this case, together with interest at the statutory rate from date of entry of this Judgment until paid and conditionally $7,500.00 for any appeal to the Court of Appeals and $5,000.00 for any appeal to the Texas Supreme Court and $2,500.00 in the event Writ is granted by the Supreme Court.


All costs of Court are to be paid by the Defendant.
 All write and processes for the enforcement and collection of this Judgment may issue as necessary. All other relief sought by either Plaintiff INTERNATIONAL ENERGY DEVELOPMENT CORPORATION or Defendant INTERNATIONAL BANK OF COMMERCE-BROWNSVILLE from the other not expressly granted in this Judgment is DENIED.

    SO ORDERED this 28th day of February, 1996.


                             JUDGE PRESIDING


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